   As filed with the Securities and Exchange Commission on February 26, 1999

                                                  Registration No. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                          AND POST-EFFECTIVE AMENDMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           NATIONAL RECORD MART, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                     11-2782687
-------------------------------                     -------------------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)


                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106
                                 (412) 276-6200
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  -----------

                              WILLIAM A. TEITELBAUM
                             CHAIRMAN AND PRESIDENT
                           NATIONAL RECORD MART, INC.
                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106
                                 (412) 276-6200
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    COPY TO:
                             ROBERT K. MORRIS, ESQ.
                          REED SMITH SHAW & MCCLAY LLP
                                435 SIXTH AVENUE
                              PITTSBURGH, PA 15219
                                 (412) 288-3126

     Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
------------------------------- ------------ ------------------------------ ----------------------- -------------------
  TITLE OF EACH CLASS OF        AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM         AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED    OFFERING PRICE PER SHARE (1)    AGGREGATE PRICE (1)     REGISTRATION FEE
------------------------------- ------------ ------------------------------ ----------------------- -------------------
COMMON STOCK, $0.01 PAR VALUE       39,990           $ 4.3125 (2)                 $ 172,456.88             $50.87
------------------------------- ------------ ------------------------------ ----------------------- -------------------

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Calculated in accordance with Rule 457(c) under the Securities Act based upon the average of high and low price of Common Stock on February 24, 1999 as reported by the NASDAQ National Market System listing in The Wall Street Journal.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined prospectus and relates to Registration Statement No. 333-64889 as previously filed by the Registrant on Form S-3. Such Registration Statement No. 333-64889 was declared effective on January 14, 1999. This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-64889, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with
Section 8(c) of the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                           NATIONAL RECORD MART, INC.

                         439,990 SHARES OF COMMON STOCK

                                ($0.01 PAR VALUE)

                               -------------------

                  National Record Mart, Inc.'s common stock trades on the NASDAQ National Market System under the ticker symbol "NRMI". On February 16, 1999, the closing sale price of a share of National Record Mart's stock was $4.50.

                  The stockholders of National Record Mart, Inc. ("NRM" or the "Company") who are listed in this Prospectus are offering and selling up to 439,990 shares of NRM's common stock under this Prospectus. These selling stockholders may also include anyone to whom the persons listed in this Prospectus have pledged, donated or otherwise transferred their shares. The selling stockholders obtained their shares of NRM stock through the exercise of Warrants issued in private transactions on April 16, 1998 and February 5, 1999.

                  The selling stockholders may offer their NRM stock through public or private transactions, on or off United States exchanges, at prevailing market prices, or at privately negotiated prices.

                               ------------------

                  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               February 26, 1999.

                           OTHER AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You can read, inspect and copy any such reports, proxy statements and other information at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such materials can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material can also be inspected at the offices of NASD Operations, 1735 K Street, N.W., Washington, D.C. The Commission maintains an internet site that contains reports, proxy statements and other information filed electronically by the Company with the Commission which can be accessed at http://www.sec.gov.

         The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") with respect to the common stock, $0.01 par value (the "Common Stock"), to which this Prospectus relates. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to such copy filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows the Company to "incorporate by reference" the information it files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that the Company files later with the Commission will automatically update this information. The Company incorporates by reference the following documents filed by the Company: (i) the Company's Annual Report on Form 10-K for the year ended March 28, 1998; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 27, 1998 and September 26, 1998, the Company's two Amended Quarterly Reports on Form 10-Q/A for the quarter ended September 26, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended December 26, 1998; and (iii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 22074) dated July 14, 1993, including any reports updating such description.

         The Company also incorporates by reference all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the 439,990 shares (the "Shares") made hereby from the date of filing of such documents.

         You may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to Theresa Carlise, Chief Financial Officer, National Record Mart, Inc., 507 Forest Avenue, Carnegie, Pennsylvania 15106 (telephone number 412-276-6200). You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

                                   THE COMPANY

         The Company is a Delaware corporation founded in 1937, and operates in a single industry segment as a specialty retailer of prerecorded home entertainment products, including compact discs, audio cassettes, videos and related accessories. According to Billboard magazine, the Company is the sixth largest specialty retailer of prerecorded music in the country as measured by the number of stores. The Company is a leading specialty music retailer in its core western Pennsylvania/eastern Ohio market. The principal executive offices of the Company are located at 507 Forest Avenue, Carnegie, Pennsylvania 15106 and its telephone number at such address is (412) 276-6200.

                            ISSUANCE OF THE WARRANTS

         On April 16, 1998, the Company issued, to ten sophisticated investors, an aggregate of $15,000,000 of senior subordinated notes, accompanied by warrants (the "Warrants") to purchase an aggregate of 400,000 shares of Common Stock at an exercise price of $.01 per share. The Company agreed to register for resale, under the Securities Act of 1933, the shares of Common Stock issuable upon exercise of the Warrants. On February 5, 1999, pursuant to the April 16, 1998 Warrant Agreement, the Company issued to the same persons additional Warrants to purchase an aggregate of 39,990 shares of Common Stock at an exercise price of $0.01 per share, as a settlement for the delay in registering the 400,000 Warrants. The Company agreed to register for resale the shares of Common Stock issuable upon the exercise of the additional Warrants.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         The Common Stock is listed and traded on the NASDAQ NMS under the symbol NRMI. The following table sets forth for the periods indicated the high and the low closing sales prices of the Common Stock, as reported at www.nasdaq.com for the periods indicated.


                                                               CLOSING SALES PRICE PER SHARE
                                                                  HIGH              LOW
                                                                  ----              ---
1997
           First Quarter.........................................   1 7/8          1 1/4
           Second Quarter........................................   1 5/8          1 5/16
           Third Quarter.........................................   4 1/2          1 5/16
           Fourth Quarter........................................   4 3/4          3 1/2
1998
           First Quarter.........................................   6 7/16         3 1/2
           Second Quarter........................................  12 1/8          5 7/8
           Third Quarter ........................................   9 1/8          4 5/16
           Fourth Quarter........................................  17              4
1999
           First Quarter (through February 24, 1999).............   8 3/16         4 1/4


         See the cover page of this Prospectus or of the Prospectus Supplement, if any, accompanying this Prospectus for the last sales price of the Common Stock reported in The Wall Street Journal as of a recent date.

         The Company paid no dividends on the Common Stock for the periods indicated. Dividends on the Common Stock will be determined in light of the Company's results of operations, financial condition, and other factors deemed relevant by the Company's Board of Directors. The Company's loan agreements currently prohibit the payment of any dividends on the Common Stock.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. All proceeds from the sale of Common Stock offered hereby will be for the account of the Selling Stockholders, as described below.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information as of the date of this Prospectus regarding the beneficial ownership of Common Stock by each of the Selling Stockholders. Each Selling Stockholder is offering all of the Shares beneficially owned by it. No Selling Stockholder holds any position, office or other material relationship with the Company or an affiliate of the Company.

                                                                          PERCENTAGE OF
                                                          NUMBER OF        OUTSTANDING
                        NAME                              SHARES (1)       SHARES (2)
                        ----                              ----------       ----------
DFG Corporation                                              3,202               *
Fleming American Investment Trust                           85,716            1.84
Palamundo Securities                                         3,267               *
Robert Fleming & Co.                                       169,640            3.65
Robert Fleming Inc.                                         31,522               *
Scott's Cove Special Credits Fund I, L.P.                   10,905               *
Scott's Cove Special Credits Master Fund, Inc.              33,676               *
Seneca Capital L.P.                                         36,868               *
Seneca Capital International Ltd                            61,613            1.32
ZPG Securities                                               3,581               *

* Less than 1%

(1) Information with respect to beneficial ownership is based upon information obtained from the Selling Stockholders and from the Company's transfer agent. The persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned. Shares of Common Stock receivable upon exercise of the Warrants are deemed to be outstanding and to beneficially owned by the person presently entitled to exercise for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Based on 4,651,529 shares of Common Stock outstanding as of the date of this Prospectus.


                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 9,000,000 shares of Common Stock, of which as of the date of this Prospectus approximately 4,651,529 shares were issued and outstanding, and 2,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"), which may be issued in one or more series, with such designations, preferences, limitations, voting rights, conversion privileges and other relative rights and terms as shall be set forth in resolutions adopted by the Board of Directors providing for the issuance thereof, of which as of the date of this Prospectus no shares are issued and outstanding.

         The following description of the Common Stock and Preferred Stock is summarized from the relevant provisions of the Restated Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"). For a complete statement of such provisions, reference is made to the Certificate of Incorporation, which is filed as an

Exhibit to the Registration Statement. Whenever particular provisions of such document or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and such statements are qualified in their entirety by such reference.

COMMON STOCK

     VOTING RIGHTS

         The holders of Common Stock are entitled to one vote for each share held by them on all matters voted upon by stockholders and are not entitled to cumulative voting rights or preemptive rights for the purchase of additional shares of any class of the Company's stock.

     DIVIDENDS

         Holders of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available therefor, subject to the rights of holders of outstanding shares of any series of Preferred Stock. Dividends on Common Stock will be determined in light of the Company's results of operations, financial condition and other factors deemed relevant by the Company's Board of Directors. The Company's loan agreements currently prohibit the payment of any dividends on the Common Stock.

     RIGHTS UPON LIQUIDATION

         In the event of liquidation, dissolution or winding up of the affairs of the Company, holders of Common Stock would be entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of all outstanding shares of any series of Preferred Stock. See "Preferred Stock" below.

     MISCELLANEOUS

         The outstanding shares of Common Stock are fully paid and are not subject to further call or assessment. The Common Stock does not have any sinking fund, conversion or redemption provision applicable thereto. There is no restriction in the Restated Certificate of Incorporation on the repurchase of shares of Common Stock by the Company with funds legally available therefor.

         The Common Stock is currently listed and is traded on the NASDAQ NMS.

         The Transfer Agent and Registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

PREFERRED STOCK

         In addition to the authorized shares of Common Stock, the authorized capital stock of the Company includes 2,000,000 shares of Preferred Stock, par value $0.01 per share, issuable in one or more series with such terms and at such times and for such consideration as the Board of Directors of the Company determines. As of the date of this Prospectus, there were no shares of Preferred Stock outstanding.

     PREFERENCE

         Generally, any shares of Preferred Stock outstanding will have preference over and will be senior to the rights of the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation or dissolution of the Company.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders may offer Shares from time to time depending on market conditions and other factors, in one or more transactions on the NASDAQ NMS, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The Shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of Shares may involve (i) sales to underwriters who will acquire Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale, (ii) block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (iv) an exchange distribution in accordance with the rules of any such exchange, and (v) ordinary brokerage transactions and transactions in which a broker solicits purchasers. Brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. In the event a Selling Stockholder engages an underwriter in connection with the sale of the Shares, to the extent required, a Prospectus Supplement will be distributed, which will set forth the number of Shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

         In connection with distributions of the Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell Common Stock short and redeliver the Shares to close out such short positions. The Selling Stockholders also may enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Common Stock offered hereby, which Common Stock such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended, to the extent required, to reflect such transaction). The Selling Stockholders also may pledge the Shares registered hereunder to a broker-dealer or other financial institution, including affiliates of the Company, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Common Stock pursuant to this Prospectus (as supplemented or amended, to the extent required, to reflect such transaction).

         In addition, the Selling Stockholders may from time to time sell Shares in transactions under Rule 144 under the Securities Act.

         In connection with the issuance of the Warrants, the Company agreed to have a registration statement pertaining to the shares of Common Stock issued or issuable upon exercise of the Warrants filed with and declared effective by the Securities and Exchange Commission at the Company's expense and to maintain the effectiveness of such registration statement until the earlier of (a) April 16, 2001 or (b) the Selling Stockholders' disposition of all such registered shares. Prior to effectiveness of the registration statement, shares of Common Stock issuable upon exercise of the Warrants may not be sold absent an applicable exemption from registration. The Company agreed to bear all expenses incurred in connection with the registration and qualification of the shares registered. In addition, the Company agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

         Until such time as the registration statement is filed with the Commission and declared effective, the resale of the shares of Common Stock issued or issuable upon exercise of the Warrants is not permitted, except in reliance upon an appropriate exemption under the Securities Act.

                                  LEGAL MATTERS

         Certain legal matters in connection with the validity of the Shares offered hereby have been passed upon for the Company by Reed Smith Shaw & McClay LLP, counsel for the Company.

                                     EXPERTS

         The consolidated balance sheets of the Company as of March 28, 1998 and March 29, 1997, and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 28, 1998 incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Ernst & Young LLP, independent auditors given on the authority of said firm as experts in accounting and auditing.

                       CERTAIN FORWARD-LOOKING STATEMENTS

         From time to time, the Company may communicate in oral or written form statements relating to the future results of the Company that may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, the pricing and marketing activities of large diversified retailers within the geographic area of the Company's operations; the extent to which recording artists release "hit" recordings; changes in sales and advertising promotion practices by the major music distributors; weather, especially during the Christmas selling season; and interest rates, which affect the Company's financing costs.

================================================================================

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                 TABLE OF CONTENTS
                                                   PAGE

Other Available Information.........................2
Incorporation of Certain Documents by Reference.....2
The Company.........................................2
Issuance of the Warrants............................3
Price Range of Common Stock and Dividends...........3
Use of Proceeds.....................................3
Selling Stockholders................................4
Description of Capital Stock........................4
Plan of Distribution................................6
Legal Matters.......................................7
Experts.............................................7
Certain Forward-Looking Statements..................7


================================================================================




================================================================================



                                 439,990 SHARES



                           NATIONAL RECORD MART, INC.

                                  COMMON STOCK

                                     -------

                                   PROSPECTUS

                                     -------



                                 ---------------




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Estimated expenses of the Registrant in connection with the issuance and distribution of the Registrant's Common Stock are as follows:

     Securities and Exchange Commission
       registration fee                                         $    54.00
     Transfer Agent and Registrar Fees                          $ 1,000.00
     Accounting fees and expenses                               $ 5,000.00
     Printing                                                   $ 3,500.00
     Legal fees and expenses                                    $ 3,000.00
     Listing Fees                                               $        0
     Other                                                      $        0
     ----------
            Total Expenses                                      $12,554.00

     No expenses are to be borne by the Selling Stockholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law ("DGCL") permits a corporation's certificate of incorporation to provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of his or her fiduciary duty as a director; provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the corporation or its stockholders (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation so provides.

         The Certificate of Incorporation of the Company also provides, in general, that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Laws, agreement, vote as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Section 145 of the DGCL provides, in general, that any person may be indemnified by a corporation against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the person may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless a court determines otherwise.

         The foregoing discussion of the Company's Certificate of Incorporation and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by reference to such Certificate and statute.

ITEM 16.  EXHIBITS

         The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

     NUMBER                                DESCRIPTION
     ------                                -----------
      4.1         Amended and Restated Certificate of Incorporation of the Company.

      4.2         Amendment to Restated Certificate of Incorporation of the Company.

      4.3         Amended and Restated By-Laws of the Company.

      4.4         Loan and Security Agreement dated June 11, 1993, between the
                  Company and Barclays Business Credit, Inc.

      4.5         Amendment dated January 12, 1995, between the Company and
                  Barclays Business Credit, Inc, to the Loan and Security
                  Agreement, dated June 11, 1993, between the Company and
                  Barclays Business Credit, Inc.

      4.6         Amendment, dated September 8, 1995, between the Company and
                  Shawmut Capital Corporation, successor to Barclays Business
                  Credit, Inc., to the Loan and Security Agreement, dated
                  June 11, 1993.

      4.7         Amendment, dated July 19, 1996, between the Company and Fleet
                  Capital Corporation, successor to Shawmut Capital Corporation, to the Loan and security Agreement, dated June 11, 1993, between the Company and Barclays Business Credit, Inc.

      4.8         Amendment, dated October 17, 1996, between the Company and
                  Fleet Capital Corporation, to the Loan and Security Agreement, dated June 11, 1993, between the Company and Barclays Business
                  Credit, Inc.

      4.9         Amendment, dated June 25, 1997, between the Company and Fleet
                  Capital Corporation, to the Loan and Security Agreement, dated
                  June 11, 1993, between the Company and Barclays Business
                  Credit, Inc., filed herewith.

      4.10        Amendment, dated February 17, 1998, between the Company and
                  Fleet Capital Corporation, to the Loan and Security Agreement, dated June 11, 1993, between the Company and Barclays Business
                  Credit, Inc.

      4.11        Amendment, dated April 16, 1998, between the Company and Fleet
                  Capital Corporation, to the Loan and Security Agreement, dated
                  June 11, 1993, between the Company and Barclays Business
                  Credit, Inc.

      4.12 Senior Subordinated Secured Note Purchase Agreement, dated as of April 16, 1998, among the Company, the Guarantors from time to time party thereto, the Purchasers from time to time party thereto, and Robert Fleming, Inc., as Agent.

      4.13        Senior Subordinated Note Purchase Agreement, dated as of
                  April 16, 1998, among the Company, the Guarantors from time to time party thereto, the Purchasers from time to time party thereto, and Robert Fleming, Inc, as Agent.

      4.14        Issuer Security and Pledge Agreement, dated as of
                  April 16, 1998, between the Company and Robert Fleming, Inc., as Agent.

      4.15        Guarantor Security and Pledge Agreement, dated as of
                  April 16, 1998, between NRM Investments, Inc. and Robert
                  Fleming, Inc., as Agent.

      4.16        Trademark Collateral Security Agreement, dated as of April 16,
                  1998, between the Company and Robert Fleming, Inc., as Agent.

      4.17        Subordination Agreement, dated as of April 16, 1998, between
                  Robert Fleming, Inc., as Agent and Fleet Capital Corporation, acknowledged by the Company and NRM Investments, Inc.

      4.18 Junior Subordination Agreement, dated as of April 16, 1998, between Robert Fleming, Inc., as Agent , and Fleet Capital
                  Corporation, acknowledged by the Company and NRM Investments, Inc.

      4.19        Collateral Sharing and Agency Agreement, dated as of April 16,
                  1998, among the Company, NRM Investments, Inc., Robert
                  Fleming, Inc., as Agent, and Fleet Capital Corporation, for itself and as Collateral Agent.

      4.20        Warrant Agreement dated as of April 16, 1998, between the
                  Company, the Company as Warrant Agent, Robert Fleming, Inc.
                  and Seneca Capital L.P.

     NUMBER                                DESCRIPTION
     ------                                -----------
      4.21        Registration Rights Agreement dated as of April 16, 1998 among the Company, Robert Fleming Inc. and Seneca Capital L.P.

      5.1 Opinion of Reed Smith Shaw & McClay LLP, as to the legality of the Common Stock.

     23.1         Consent of Reed Smith Shaw & McClay LLP
                  (included in Exhibit 5.1)

     23.2         Consent of Ernst & Young LLP.


ITEM 17.  UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 26, 1999.



                               NATIONAL RECORD MART, INC.
                               (Registrant)


                               By: /s/ William A. Teitelbaum
                                  -------------------------------------------
                                   William A. Teitelbaum
                                   Chairman of the Board, President and Chief
                                   Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 26, 1999:

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Theresa Carlise and William A. Teitelbaum, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


                         SIGNATURE                                                    TITLE
                         ---------                                                    -----
/s/ William A. Teitelbaum                                    Chairman of the Board, President, Chief Executive
----------------------------------                           Officer and Director
William A. Teitelbaum

/s/ Theresa Carlise                                          Senior Vice President, Chief Financial Officer, Chief
----------------------------------                           Accounting Officer and Director
Theresa Carlise

/s/ Samuel S. Zacharias                                      Director
----------------------------------
Samuel S. Zacharias

/s/ Irwin B. Goldstein                                       Director
----------------------------------
Irwin B. Goldstein

                                  EXHIBIT INDEX



NUMBER                              DESCRIPTION                                     METHOD OF FILING
------                              -----------                                     ----------------

      4.1        Amended and Restated Certificate of                Filed as Exhibit 3.2 to the Company's
                 Incorporation of the Company.                      Registration Statement No. 33-62622 on Form S-1
                                                                    and incorporated herein by reference.

      4.2        Amendment to Restated Certificate of               Filed as Exhibit 3.3 to the Company's Annual
                 Incorporation of the Company.                      Report on Form 10-K for the fiscal year ended
                                                                    March 25, 1995 and incorporated herein by reference.

      4.3        Amended and Restated By-Laws of the Company.       Filed as Exhibit 3.4 to the Company's
                                                                    Registration Statement No. 33-62622 on Form S-1
                                                                    and incorporated herein by reference.

      4.4        Loan and Security Agreement, dated June 11,        Filed as Exhibit 10.16 to the Company's
                 1993, between the Company and Barclays Business    Registration Statement No. 33-62622 on Form S-1
                 Credit, Inc.                                       and incorporated herein by reference.

      4.5        Amendment, dated January 12, 1995, between he      Filed as Exhibit 4.7 to the Company's Annual
                 Company and Barclays Business Credit, Inc., to     Report on Form 10-K for the fiscal year ended
                 the Loan and Security Agreement, dated June 11,    March 28, 1998 and incorporated herein by
                 1993, between the Company and Barclays Business    reference.
                 Credit, Inc.

      4.6        Amendment, dated September 8, 1995, between the    Filed as Exhibit 4.8 to the Company's Annual
                 Company and Shawmut Capital Corporation,           Report on Form 10-K for the fiscal year ended
                 successor to Barclays Business Credit, Inc., to    March 28, 1998 and incorporated herein by
                 the Loan and Security Agreement, dated June 11,    reference.
                 1993, between the Company and Barclays Business
                 Credit, Inc.

      4.7        Amendment, dated July 19, 1996, between the        Filed as Exhibit 4.9 to the Company's Annual
                 Company and Fleet Capital Corporation, successor   Report on Form 10-K for the fiscal year ended
                 to Shawmut Capital Corporation, to the Loan and    March 28, 1998 and incorporated herein by
                 Security Agreement, dated June 11, 1993, between   reference.
                 the Company and Barclays Business Credit, Inc.

      4.8        Amendment, dated October 17, 1996, between the     Filed as Exhibit 10.10 to the Company's Annual
                 Company and Fleet Capital Corporation, to the      Report on Form 10-K for the fiscal year ended
                 Loan and security Agreement, dated June 11,        March 28, 1997 and incorporated herein by
                 1993, between the Company and Barclays Business    reference.
                 Credit, Inc..

      4.9        Amendment, dated June 25, 1997, between the        Filed as Exhibit 4.11 to the Company's Annual
                 Company and Fleet Capital Corporation, to the      Report on Form 10-K for the fiscal year ended
                 Loan and Security Agreement, dated June 11,        March 28, 1998 and incorporated herein by
                 1993, between the Company and Barclays Business    reference.
                 Credit, Inc.

                                  EXHIBIT INDEX



NUMBER                              DESCRIPTION                                     METHOD OF FILING
------                              -----------                                     ----------------

     4.10        Amendment, dated February 17, 1998, between the    Filed as Exhibit 4.12 to the Company's Annual
                 Company and Fleet Capital Corporation, to the      Report on Form 10-K for the fiscal year ended
                 Loan and Security Agreement, dated June 11,        March 28, 1998 and incorporated herein by
                 1993, between the Company and Barclays Business    reference.
                 Credit, Inc.

     4.11        Amendment, dated April. 16, 1998, between the      Filed as Exhibit 4.13 to the Company's Annual
                 Company and Fleet Capital Corporation, to the      Report on Form 10-K for the fiscal year ended
                 Loan and Security Agreement, dated June 11,        March 28, 1998 and incorporated herein by
                 1993, between the Company and Barclays Business    reference.
                 Credit, Inc.

     4.12        Senior Subordinated Secured Note Purchase          Filed as Exhibit 4.14 to the Company's Annual
                 Agreement, dated as of April 16, 1998, among the   Report on Form 10-K for the fiscal year ended
                 Company, the Guarantors from time to time party    March 28, 1998 and incorporated herein by
                 thereto, the Purchasers from time to time party    reference.
                 thereto, and Robert Fleming, Inc., as Agent.

     4.13        Senior Subordinated Note Purchase Agreement,       Filed as Exhibit 4.15 to the Company's Annual
                 dated as of April 16, 1998, among the Company,     Report on Form 10-K for the fiscal year ended
                 the Guarantors from time to time party thereto,    March 28, 1998 and incorporated herein by
                 the Purchasers from time to time party thereto     reference.
                 and Robert Fleming, Inc., as Agent.

     4.14        Issuer Security and Pledge Agreement, dated as     Filed as Exhibit 4.16 to the Company's Annual
                 of April 16, 1998, between the Company and         Report on Form 10-K for the fiscal year ended
                 Robert Fleming, Inc., as Agent.                    March 28, 1998 and incorporated herein by
                                                                    reference.

     4.15        Guarantor Security and Pledge Agreement, dated     Filed as Exhibit 4.17 to the Company's Annual
                 as of April 16, 1998, between NRM Investments,     Report on Form 10-K for the fiscal year ended
                 Inc. and Robert Fleming, Inc., as Agent.           March 28, 1998 and incorporated herein by
                                                                    reference.

     4.16        Trademark Collateral Security Agreement, dated     Filed as Exhibit 4.18 to the Company's Annual
                 as of April 16, 1998, between the Company and      Report on Form 10-K for the fiscal year ended
                 Robert Fleming, Inc., as Agent.                    March 28, 1998 and incorporated herein by
                                                                    reference.

     4.17        Subordination Agreement, dated as of April 16,     Filed as Exhibit 4.19 to the Company's Annual
                 1998, between Robert Fleming, Inc., as Agent,      Report on Form 10-K for the fiscal year ended
                 and Fleet Capital Corporation, acknowledged by     March 28, 1998 and incorporated herein by
                 the Company and NRM Investments, Inc.              reference.

     4.18        Junior Subordination Agreement, dated as of        Filed as Exhibit 4.20 to the Company's Annual
                 April 16, 1998, between Robert Fleming, Inc.,      Report on Form 10-K for the fiscal year ended
                 as Agent, and Fleet Capital Corporation,           March 28, 1998 and incorporated herein by
                 acknowledged by the Company and NRM Investments,   reference.
                 Inc.

                                  EXHIBIT INDEX



NUMBER                              DESCRIPTION                                     METHOD OF FILING
------                              -----------                                     ----------------
     4.19        Collateral Sharing and Agency Agreement, dated     Filed as Exhibit 4.21 to the Company's Annual
                 as of April 16, 1998, among the Company, NRM       Report on Form 10-K for the fiscal year ended
                 Investments, Inc., Robert Fleming, Inc., as        March 28, 1998 and incorporated herein by
                 Agent, and Fleet Capital Corporation for itself    reference.
                 and as Collateral Agent.

     4.20        Warrant Agreement dated as of April 16, 1998,      Filed as Exhibit 4.22 to the Company's
                 between the Company, the Company as Warrant        Registration Statement No. 333-64889 on Form S-3
                 Agent, Robert Fleming, Inc. and Seneca Capital     and incorporated herein by reference.
                 L.P.

     4.21        Registration Rights Agreement dated as of April    Filed as Exhibit 4.23 to the Company's
                 16, 1998 among the Company, Robert Fleming Inc.    Registration Statement No. 333-64889 on Form S-3
                 and Seneca Capital, L.P.                           and incorporated herein by reference.

      5.1        Opinion of Reed Smith Shaw & McClay LLP, as to     Filed herewith.
                 the legality of the Common Stock.

     23.1        Consent of Reed Smith Shaw & McClay LLP.           Included in Exhibit 5.1.

     23.2        Consent of Ernst & Young LLP.                      Filed herewith.